Exhibit 10.58

Certain confidential information contained in this document, marked by brackets and asterisk ([***]), has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K, because the Company customarily and actually treats such information as private or confidential and the omitted information is not material.

FIRST AMENDMENT TO CONTRACT FOR PURCHASE

AND SALE AND ESCROW INSTRUCTIONS

This FIRST Amendment to CONTRACT FOR PURCHASE AND SALE and escrow instructions (this “Amendment”) is entered into effective as of the 28th day of November, 2022 (the “Effective Date”), by and between 150 CCM Black Oak, Ltd., a Texas limited partnership (“Seller”), and Century Land Holdings of Texas, LLC, a Colorado limited liability company (“Buyer”).

WITNESSETH:

WHEREAS, Seller and Buyer are parties to that certain Contract for Purchase and Sale and Escrow Instructions dated as of October 28, 2022, for the purchase and sale of approximately 132 40’X100” single-family detached residential lots in Section 3 and 110 45’X120’ single-family detached residential lots in Section 2 of the subdivision known as Lakes at Black Oak located in Montgomery County, Texas (the “Agreement”); and

WHEREAS, Buyer and Seller desire to modify the Agreement, and the parties have agreed to execute this Amendment to reflect such modification to the Agreement.

NOW, FOR AND IN CONSIDERATION of the covenants, agreements and premises herein set forth, Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged by the parties hereto, the parties hereto intending to be legally bound hereby, do covenant and agree as follows:

1. Section 1 – Property. Notwithstanding anything stated to the contrary in the Agreement, the number of lots in Section 3 is hereby amended to be approximately 131 and the Property shall not include the Section 2 Lots. Any and all references to the Section 2 Lots in the Agreement are hereby deleted.

2. Section 2 – Purchase Price. Section 2(b) regarding the Purchase Price for the Section 2 Lots, and the last paragraph regarding the [***] lot price escalation, are hereby deleted in their entirety.

3. Section 3 – Deposit. Section 3.2 is hereby deleted in its entirety. The Additional Earnest Money stated in Section 3.1 is hereby amended to be [***] and to add the following as the last sentence:

“The Earnest Money shall be credited against the Purchase Price at Closing.”

4. Section 4 – Closing. Notwithstanding anything stated to the contrary in the Agreement, the Closing Date in Section 4.1 is amended to be the later of (i) January 12, 2023 or (ii) ten days after the Completion Date for the Section 3 Lots. Section 4.2 is hereby deleted in its entirety. Any and all references in the Agreement to multiple or subsequent closings are hereby deleted. References to “initial” or “each” closing shall instead be to just one closing.

5. Section 5.2 - Inspection Period. The Inspection Period is hereby extended from November 28, 2022 to continue through and until 11:59 p.m. (Houston time) on December 6, 2022.

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6. Incorporation of Recitals. The recitals set forth above are true and correct and are incorporated herein by reference as if set forth fully herein.

7. Capitalized Terms. All capitalized terms that are not otherwise defined herein shall be defined as set forth in the Agreement.

8. Effect of Amendment. Except as modified in this Amendment, there are no changes to the Agreement, and the Agreement as herein modified remains in full force and effect as of the date hereof and is hereby ratified by the parties in all respects. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of either party for any default under the Agreement, nor constitute a waiver of any provision of the Agreement. In the event of a conflict between the Agreement and this Amendment, the terms of this Amendment shall control.

9. Multiple Counterparts. This Amendment may be executed by the parties hereto individually or in combination or in one or more counterparts, each of which shall be an original, and all of which shall constitute one and the same instrument. Signatures given by facsimile or portable document format shall be binding and effective to the same extent as original signatures.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

SELLER:

150 CCM Black Oak, Ltd.
a Texas limited partnership

By:	/s/ Charles MacKenzie
Name:	Charles MacKenzie
Title:	Vice President

BUYER:

Century Land Holdings of Texas, LLC
a Colorado limited liability company

By:
Name:
Title:	Authorized Signatory

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